Exhibit 99.1

Investor Contact:	Nancy Christal	Media Contact:	Eileen Howard Dunn
	Vice President		Vice President
	Investor Relations		Corporate Communications
	(914) 722-4704		(401) 770-5717

FOR IMMEDIATE RELEASE

CVS CORPORATION REPORTS RECORD SALES AND FIRST QUARTER EARNINGS

NET EARNINGS INCREASED 13.8%, WHILE DILUTED EPS ROSE TO $0.39

WOONSOCKET, RHODE ISLAND, May 4, 2006 - CVS Corporation (NYSE: CVS), today announced record sales and earnings for the first quarter ended April 1, 2006.

Net earnings increased 13.8% to $329.6 million or $0.39 per diluted share, compared with net earnings of $289.7 million or $0.34 per diluted share in the first quarter of 2005.

“First quarter results were driven by strong sales growth and healthy margins,” stated Tom Ryan, Chairman, President, and Chief Executive Officer of CVS Corporation. “A favorable product mix, both in the front store and the pharmacy, drove our improved margin performance.

“We achieved solid sales performance and share gains in the front store, pharmacy, and pharmacy benefit management businesses this quarter. The stores we acquired in 2004, in both Florida and Texas, are experiencing dramatic growth in sales as we continue to benefit from the successful turnaround of those assets. The year is clearly off to a great start,” concluded Mr. Ryan.

CVS previously reported that net sales for the first quarter ended April 1, 2006 increased 8.7% to $10.0 billion, up from $9.2 billion during the first quarter of 2005. Same store sales (sales from stores open more than one year) for the quarter rose 6.2%, while pharmacy same store sales increased 6.8% and front-end same store sales increased 4.7%. The Company estimates the Easter shift had a negative impact of approximately 200 basis points on front-end same store sales for the thirteen-week period, and 60 basis points on total same store sales. Total pharmacy sales represented 70.6% of total company sales for the quarter. Third party prescription sales were 93.9% of pharmacy sales for the quarter.

For the first quarter, CVS opened 35 new stores, closed 23 stores and relocated 40 others. As of April 1, 2006, CVS operated 5,483 retail and specialty pharmacy stores in 37 states and the District of Columbia.

The Company will be holding a conference call today for the investment community at 8:30am (EDT) to discuss the quarterly results. An audio webcast of the conference call will be broadcast simultaneously through the Investor Relations portion of the CVS website for all interested parties. To access the webcast, visit http://investor.CVS.com. This webcast will be archived and available on the web site for a one-month period following the conference call.

CVS is America’s largest retail pharmacy, operating over 5,400 retail and specialty pharmacy stores in 37 states and the District of Columbia. With more than 40 years of dynamic growth in the retail pharmacy industry, CVS is committed to being the easiest pharmacy retailer for customers to use. CVS has created innovative approaches to serve the healthcare needs of all customers through its CVS/pharmacy® stores; its online pharmacy, CVS.com®; and its pharmacy benefit management, mail order and specialty pharmacy subsidiary, PharmaCare®. General information about CVS is available through the Investor Relations portion of the Company’s website, at http://investor.CVS.com, as well as through the press room portion of the Company’s website, at www.cvs.com/pressroom.

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Cautionary Statement Concerning Forward-Looking Statements” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

– Tables Follow –

CVS CORPORATION

Consolidated Condensed Statements of Operations

(Unaudited)

	13 Weeks Ended
In millions, except per share amounts	April 1, 2006	April 2, 2005
Net sales	$9,979.2	$9,182.2
Cost of goods sold, buying and warehousing costs	7,330.2	6,801.4

Gross margin	2,649.0	2,380.8
Selling, general and administrative expenses	1,933.1	1,743.1
Depreciation and amortization	155.4	137.9

Total operating expenses	2,088.5	1,881.0

Operating profit	560.5	499.8
Interest expense, net	21.1	28.0

Earnings before income tax provision	539.4	471.8
Income tax provision	209.8	182.1

Net earnings	329.6	289.7
Preference dividends, net of income tax benefit	3.5	3.5

Net earnings available to common shareholders	$326.1	$286.2

Basic earnings per common share: (1)
Net earnings	$0.40	$0.35

Weighted average basic common shares outstanding	816.8	806.8

Diluted earnings per common share:(1)(2)
Net earnings	$0.39	$0.34

Weighted average diluted common shares outstanding	848.5	837.2

Dividends declared per common share	$0.03875	$0.03625

(1)	On May 12, 2005, CVS Corporation’s Board of Directors authorized a two-for-one common stock split, which was effected in the form of a dividend by the issuance of one additional share of common stock for each share of common stock outstanding. These shares were distributed on June 6, 2005 to shareholders of record as of May 23, 2005. All share and per share amounts presented have been restated to reflect the effect of the stock split.
(2)	Diluted earnings per common share is computed by dividing (i) net earnings, after accounting for the difference between the dividends on the ESOP preference stock and common stock and after making adjustments for the incentive compensation plans, by (ii) Basic shares plus the additional shares that would be issued assuming that all dilutive stock options and restricted stock awards are exercised and the ESOP preference stock is converted into common stock. The dilutive earnings adjustment was $1.0 million and $1.1 million for the thirteen weeks ended April 1, 2006 and April 2, 2005, respectively.

CVS CORPORATION

Consolidated Condensed Balance Sheets

(Unaudited)

In millions, except share and per share amounts	April 1, 2006	December 31, 2005
Assets:
Cash and cash equivalents	$387.1	$513.4
Accounts receivable, net	2,015.0	1,839.6
Inventories	5,704.8	5,719.8
Deferred income taxes	233.3	241.1
Other current assets	91.1	78.8

Total current assets	8,431.3	8,392.7

Property and equipment, net	4,096.4	3,952.6
Goodwill	1,781.5	1,789.9
Intangible assets, net	784.6	802.2
Deferred income taxes	125.5	122.5
Other assets	228.9	223.5

Total assets	$15,448.2	$15,283.4

Liabilities:
Accounts payable	$2,437.6	$2,467.5
Accrued expenses	1,384.3	1,521.4
Short-term debt	512.0	253.4
Current portion of long-term debt	41.0	341.6

Total current liabilities	4,374.9	4,583.9

Long-term debt	1,592.2	1,594.1
Other long-term liabilities	761.3	774.2

Shareholders’ equity:
Preference stock, series one ESOP convertible, par value $1.00: authorized 50,000,000 shares; issued and outstanding 4,129,000 shares at April 1, 2006 and 4,165,000 shares at December 31, 2005	220.7	222.6
Common stock, par value $0.01: authorized 1,000,000,000 shares; issued 841,182,000 shares at April 1, 2006 and 838,841,000 shares at December 31, 2005	8.4	8.4
Treasury stock, at cost: 23,356,000 shares at April 1, 2006 and 24,533,000 shares at December 31, 2005	(340.5)	(356.5)
Guaranteed ESOP obligation	(114.0)	(114.0)
Capital surplus	1,998.2	1,922.4
Retained earnings	7,036.6	6,738.6
Accumulated other comprehensive loss	(89.6)	(90.3)

Total shareholders’ equity	8,719.8	8,331.2

Total liabilities and shareholders’ equity	$15,448.2	$15,283.4

CVS CORPORATION

Consolidated Condensed Statements of Cash Flows

(Unaudited)

	13 Weeks Ended
In millions	April 1, 2006	April 2, 2005
Cash flows from operating activities:
Cash receipts from sales	$9,803.8	$9,150.1
Cash paid for inventory	(7,284.2)	(6,875.5)
Cash paid to other suppliers and employees	(2,208.4)	(2,146.7)
Interest received	2.4	1.6
Interest paid	(44.7)	(47.0)
Income taxes paid	(97.2)	(39.7)

Net cash provided by operating activities	171.7	42.8

Cash flows from investing activities:
Additions to property and equipment	(283.7)	(313.4)
Proceeds from sale-leaseback transactions	—	2.5
Acquisitions (net of cash acquired) and investments	(15.1)	(10.0)
Proceeds from sale or disposal of assets	4.5	5.0

Net cash used in investing activities	(294.3)	(315.9)

Cash flows from financing activities:
Additions to short-term debt	258.5	115.5
Dividends paid	(31.6)	(29.1)
Proceeds from exercise of stock options	61.4	104.2
Excess tax benefits from stock based compensation	10.5	—
Additions to long-term debt	—	15.4
Reductions in long-term debt	(302.5)	(1.4)

Net cash provided by (used in) financing activities	(3.7)	204.6

Net decrease in cash and cash equivalents	(126.3)	(68.5)
Cash and cash equivalents at beginning of period	513.4	392.3

Cash and cash equivalents at end of period	$387.1	$323.8

Reconciliation of net earnings to net cash provided by operating activities:
Net earnings	$329.6	$289.7
Adjustments required to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	155.4	137.9
Stock based compensation	15.5	—
Deferred income taxes and other noncash items	22.2	10.3
Change in operating assets and liabilities, providing/(requiring) cash, net of effects from acquisitions:
Accounts receivable, net	(175.4)	(32.1)
Inventories	15.0	(96.5)
Other current assets	(14.5)	(33.9)
Other assets	(5.3)	6.0
Accounts payable	(29.8)	(145.6)
Accrued expenses	(128.1)	(90.3)
Other long-term liabilities	(12.9)	(2.7)

Net cash provided by operating activities	171.7	42.8